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                                                                     EXHIBIT 4.2

                          THIRD SUPPLEMENTAL INDENTURE

         THIRD SUPPLEMENTAL INDENTURE (this "Third Senior Subordinated Notes Supplemental Indenture"), dated as of September 1, 2004 among R.H. Donnelley Inc., a Delaware corporation ("Donnelley"), the Guarantors signatory hereto (the "Guarantors") and The Bank of New York, as trustee under the Indenture referred to below (the "Trustee").

                              W I T N E S S E T H :

         WHEREAS, Donnelley, the guarantors party thereto and the Trustee have entered into a Supplemental Indenture, dated as of January 3, 2003 (the "First Senior Subordinated Notes Supplemental Indenture"), and a Second Supplemental Indenture, dated as of January 9, 2004 (the "Second Senior Subordinated Notes Supplemental Indenture"), relating to the Indenture, dated as of December 3, 2002 (as heretofore amended and supplemented, the "Senior Subordinated Notes Indenture"), which provided for the issuance of the 10-7/8% Senior Subordinated Notes due 2012 (the "Securities");

         WHEREAS, Section 8.01(a) of the Senior Subordinated Notes Indenture provides, among other things, that Donnelley and the Trustee may modify or amend the Senior Subordinated Notes Indenture without the consent of the Holders of the outstanding Securities to, including, without limitation, add new Guarantors;

         WHEREAS, Section 4.19 of the Senior Subordinated Notes Indenture prohibits Restricted Subsidiaries (as defined in the Senior Subordinated Notes Indenture) from guaranteeing or pledging any assets to secure the payment of any Debt (as defined in the Senior Subordinated Notes Indenture) of Donnelley or another Restricted Subsidiary unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the Guarantee (as defined in the Senior Subordinated Notes Indenture) of payment of the Securities by such Restricted Subsidiary;

         WHEREAS, the execution of this Third Senior Subordinated Notes Supplemental Indenture has been duly approved and authorized by the Board of Directors of Donnelley and the Guarantors and all other necessary corporate action on the part of Donnelley and the Guarantors; and

         WHEREAS, Donnelley has furnished, or caused to be furnished, to the Trustee, and the Trustee has received, an Officers' Certificate and Opinion of Counsel stating, among other things, that this Third Senior Subordinated Notes Supplemental Indenture is authorized or permitted by the Senior Subordinated Notes Indenture.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, Donnelley, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

                                    ARTICLE 1

                                    Agreement

         Section 1.1 Definitions. Capitalized terms used but not otherwise defined in this Third Senior Subordinated Notes Supplemental Indenture have the meanings ascribed thereto in the Senior Subordinated Notes Indenture.

         Section 1.2 Additional Guarantors. Each of DonTech Holdings, LLC, a Delaware limited liability company, R.H. Donnelley Publishing & Advertising of Illinois Holdings, LLC, a Delaware limited liability company, DonTech II Partnership, an Illinois general partnership, and R.H. Donnelley Publishing & Advertising of Illinois Partnership, an Illinois general partnership, shall be
(i) a Subsidiary Guarantor under the Senior Subordinated

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Notes Indenture and (ii) bound by and subject to the terms and conditions of the
Senior Subordinated Notes Indenture applicable to a Subsidiary Guarantor.

         Section 1.3 Trustee's Acceptance. The Trustee hereby accepts this Third Senior Subordinated Supplemental Indenture and agrees to perform the same under the terms and conditions set forth in the Senior Subordinated Notes Indenture.

                                    ARTICLE 2

                                  Miscellaneous

         Section 2.1 Effect of Supplemental Indenture. Upon the execution and delivery of this Third Senior Subordinated Notes Supplemental Indenture by Donnelley, the Guarantors and the Trustee, the Senior Subordinated Notes Indenture shall be supplemented in accordance herewith, and this Third Senior Subordinated Notes Supplemental Indenture shall form, along with the First Senior Subordinated Notes Supplemental Indenture and Second Senior Subordinated Notes Supplemental Indenture, a part of the Senior Subordinated Notes Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered under the Senior Subordinated Notes Indenture shall be bound thereby.

         Section 2.2 Senior Subordinated Notes Indenture, First Senior Subordinated Notes Supplemental Indenture and Second Senior Subordinated Notes Supplemental Indenture Remain in Full Force and Effect. Except as supplemented hereby, all provisions in the Senior Subordinated Notes Indenture, First Senior Subordinated Notes Supplemental Indenture and Second Senior Subordinated Notes Supplemental Indenture shall remain in full force and effect.

         Section 2.3 Senior Subordinated Notes Indenture, First Senior Subordinated Notes Supplemental Indenture, Second Senior Subordinated Notes Supplemental Indenture and Third Senior Subordinated Notes Supplemental Indenture Construed Together. This Third Senior Subordinated Notes Supplemental Indenture is an indenture supplemental to and in implementation of the Senior Subordinated Notes Indenture, First Senior Subordinated Notes Supplemental Indenture and Second Senior Subordinated Notes Supplemental Indenture, and the Senior Subordinated Notes Indenture, the First Senior Subordinated Notes Supplemental Indenture, the Second Senior Subordinated Notes Supplemental Indenture and this Third Senior Subordinated Notes Supplemental Indenture shall henceforth be read and construed together.

         Section 2.4 Confirmation and Preservation of Senior Subordinated Notes Indenture. The Senior Subordinated Notes Indenture, the First Senior Subordinated Notes Supplemental Indenture and Second Senior Subordinated Notes Supplemental Indenture, as supplemented by this Third Senior Subordinated Notes Supplemental Indenture, are in all respects confirmed and preserved.

         Section 2.5 Conflict with Trust Indenture Act. If any provision of this Third Senior Subordinated Notes Supplemental Indenture limits, qualifies or conflicts with any provision of the TIA that is required or deemed under the TIA to be part of and govern any provision of this Third Senior Subordinated Notes Supplemental Indenture, such provision of the TIA shall control. If any provision of this Third Senior Subordinated Notes Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Senior Subordinated Notes Indenture, the First Senior Subordinated Notes Supplemental Indenture and the Second Senior Subordinated Notes Supplemental Indenture as so modified or to be excluded by this Third Senior Subordinated Notes Supplemental Indenture, as the case may be.

         Section 2.6 Severability. In case any provision in this Third Senior Subordinated Notes Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 2.7 Benefits of Third Senior Subordinated Notes Supplemental Indenture. Nothing in this Third Senior Subordinated Notes Supplemental Indenture or the Securities, express or implied, shall give to

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any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Securities, any benefit of any legal or equitable right, remedy or claim under the Senior Subordinated Notes Indenture, the First Senior Subordinated Notes Supplemental Indenture, the Second Senior Subordinated Notes Supplemental Indenture, this Third Senior Subordinated Notes Supplemental Indenture or the Securities.

         Section 2.8 Successors. All agreements of Donnelley in this Third Senior Subordinated Notes Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Third Senior Subordinated Notes Supplemental Indenture shall bind its successors.

         Section 2.9 Certain Duties and Responsibilities of the Trustee. In entering into this Third Senior Subordinated Notes Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Senior Subordinated Notes Indenture, the First Senior Subordinated Notes Supplemental Indenture, the Second Senior Subordinated Notes Supplemental Indenture and the Securities relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

         Section 2.10 Governing Law. This Third Senior Subordinated Notes Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

         Section 2.11 Multiple Originals. The parties may sign any number of copies of this Third Senior Subordinated Notes Supplemental Indenture, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 2.12 Headings. The Article and Section headings herein are inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

         Section 2.13 The Trustee. The Trustee shall not be responsible in any manner for or in respect of the validity or sufficiency of this Third Senior Subordinated Notes Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made by Donnelley and the Guarantors.

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         IN WITNESS WHEREOF, the parties hereto have caused this Third Senior
Subordinated Notes Supplemental Indenture to be duly executed as of the date first written above.

                                   R.H. DONNELLEY INC.

                                   By: /s/ Robert J. Bush
                                       -----------------------------------------
                                       Name:  Robert J. Bush
                                       Title: Vice President

                                   R.H. DONNELLEY CORPORATION

                                   By: /s/ Robert J. Bush
                                       -----------------------------------------
                                       Name:  Robert J. Bush
                                       Title: Vice President

                                   GET DIGITAL SMART.COM INC.

                                   By: /s/ Robert J. Bush
                                       -----------------------------------------
                                       Name:  Robert J. Bush
                                       Title: Vice President

                                   R.H. DONNELLEY APIL, INC.

                                   By: /s/ Robert J. Bush
                                       -----------------------------------------
                                       Name:  Robert J. Bush
                                       Title: Vice President

                                   R.H. DONNELLEY PUBLISHING & ADVERTISING, INC.

                                   By: /s/ Robert J. Bush
                                       -----------------------------------------
                                       Name:  Robert J. Bush
                                       Title: Vice President

                                   DONTECH HOLDINGS, LLC

                                   By: /s/ Robert J. Bush
                                       -----------------------------------------
                                       Name:  Robert J. Bush
                                       Title: Vice President

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                                   R.H. DONNELLEY PUBLISHING & ADVERTISING OF
                                      ILLINOIS HOLDINGS, LLC

                                   By: /s/ Robert J. Bush
                                       -----------------------------------------
                                       Name:  Robert J. Bush
                                       Title: Vice President

                                   DONTECH II PARTNERSHIP

                                   By: /s/ Robert J. Bush
                                       -----------------------------------------
                                       Name:  Robert J. Bush
                                       Title: Vice President

                                   R.H. DONNELLEY PUBLISHING & ADVERTISING OF
                                      ILLINOIS PARTNERSHIP

                                   By: R.H. Donnelley Publishing & Advertising
                                       of Illinois Holdings, LLC, Its Managing
                                       Partner

                                   By: /s/ Robert J. Bush
                                       -----------------------------------------
                                       Name:  Robert J. Bush
                                       Title: Vice President

                                   THE BANK OF NEW YORK,
                                        as trustee

                                   By: /s/ Julie Salovitch-Miller
                                       -----------------------------------------
                                       Name: Julie Salovitch-Miller
                                       Title: Vice President

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